Exhibit 10.03

PLEDGE AGREEMENT

This PLEDGE AGREEMENT (“Pledge Agreement”) is dated effective as of this _____ day of July, 2012 (“Effective Date”), and is executed by and among BLACKSANDS PETROLEUM, INC., a Nevada corporation (“BSPI”), in favor of KP-RAHR VENTURE III, LLC, a Texas limited liability company (“KP-RAHR”), whose respective addresses appear below.  KP-RAHR and BSPI are herein each a “Party” and called herein collectively the “Parties.”

RECITALS:

WHEREAS, BSPI and KP-RAHR are parties to a Contribution Agreement (“Contribution Agreement”), a Company Agreement with respect to the entity known as APCLARK, LLC, (“APCLARK) a Delaware limited liability company (“Company Agreement”), wherein KP-RAHR has agreed to contribute capital to APCLARK in exchange for a certain preferred return and related rights relative to the same, and an Escrow Agreement (of which the Contribution Agreement, Company Agreement, and Escrow Agreement are all of even dates herewith).  The Contribution Agreement, Company Agreement, Escrow Agreement, and this Pledge Agreement are collectively referred to herein as the “Membership Interest Purchase Documents”;

WHEREAS, pursuant to the Membership Interest Purchase Documents, and subject to and upon the terms and conditions set forth therein, BSPI has agreed to grant a “Class B Non-voting Convertible Preferred Membership” interest in APCLARK (“Class B Membership Interest”) to KP-RAHR for the purchase amount and subject to the terms and conditions as contained in the Membership Interest Purchase Documents, and BSPI has retained certain membership interests in APCLARK (“Class A Membership Interest”);

WHEREAS, it is a condition precedent to the Contribution Agreement that BSPI shall have executed and delivered this Pledge Agreement to KP-RAHR; and

WHEREAS, BSPI has determined that: (i) it will benefit from the sale of the Membership Interest to KP-RAHR under the terms and conditions evidenced by and contemplated in the Membership Interest Purchase Documents; (ii) it will benefit from executing and delivering this Pledge Agreement; and (iii), it is in BSPI’s best interest to execute and deliver, and if called upon to do so, to perform its obligations under this Pledge Agreement.

TERMS:

NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to induce KP-RAHR to purchase the Membership Interest pursuant to the Note and the Membership Interest Purchase Documents, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Definitions.  Capitalized terms used but not defined in this Pledge Agreement shall have the respective meanings set forth in the Contribution Agreement.

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2.             Creation of Security Interest.  BSPI hereby grants to KP-RAHR a first priority lien and security interest in the Class A Membership Interest, or other equity interests which it may now or hereinafter hold or become entitled in APCLARK, issued in the name of BSPI, or to which BSPI is entitled (collectively, the “Pledged Interests”), after the date hereof, whether or not in respect of the Pledged Interests (collectively, and to the extent existing as of the Effective Date, the “Pledged Assets”), to secure the prompt payment and performance of the Membership Interest Purchase Documents, including, without limitation, the Contribution Agreement and Company Agreement (collectively, the “Secured Obligations”), and all renewals, extensions, and rearrangements of the Secured Obligations.  In the event that BSPI shall receive from time to time any of such items of Pledged Assets, BSPI shall hold same as trustee for KP-RAHR, shall not commingle same with other assets of BSPI, and will immediately deliver same to KP-RAHR with, as applicable, BSPI’s endorsement when necessary or appropriate stock powers duly executed in blank to be held hereunder in the same manner as the property specifically described above is held hereunder.

3.             Representations, Warranties, and Covenants of BSPI.  BSPI hereby represents, warrants, covenants, and agrees that:

(a)           Except for the security interest granted hereby, BSPI is the record and beneficial owner of the Pledged Assets, free of any lien or any other right, title, or interest of any person other than permitted liens, and BSPI will defend the Pledged Assets against all claims and demands of all persons at any time claiming the same or an interest therein.

(b)           BSPI has full power and authority to enter into this Pledge Agreement and to grant to KP-RAHR a valid first priority security interest in the Pledged Assets as herein provided.  This Pledge Agreement constitutes a valid and legally binding obligation of BSPI, enforceable in accordance with its terms.  The execution, delivery, and performance hereof by BSPI are not in contravention of any indenture, agreement, judgment, order, or undertaking to which BSPI is a party or by which BSPI or the Pledged Assets are bound.

(c)           BSPI will not sell, transfer, or otherwise dispose of any of the Pledged Assets or any interest therein, or create, incur, or permit to exist any pledge, mortgage, lien, charge, adverse claim, encumbrance, or security interest in or with respect to the Pledged Assets, other than that the security interest created hereby and other permitted liens.

(d)           BSPI authorizes KP-RAHR to file, in jurisdictions where this authorization will be given effect, a financing statement pursuant to the Uniform Commercial Code (“Financing Statement”) signed (if a signature is required) only by KP-RAHR covering the Pledged Assets;

(e)           BSPI has received and will receive a material benefit from the transactions evidenced by and contemplated in the Membership Interest Purchase Documents.  This Pledge Agreement is entered into by BSPI in furtherance of its business interests.

4.             Default.  Under this Agreement, a default (“Default” or “Event of Default”) shall exist upon a material breach hereof, or the occurrence and during the continuance of an Event of Default under any of the other Membership Interest Purchase Documents (as such term is defined therein).

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5.             Remedies.  Subject to the provisions of this Pledge Agreement, the parties hereto shall have all the rights and remedies granted a debtor under Chapter 9 of the Texas Business and Commerce Code as presently or hereafter amended, and any additional remedies permitted under the Membership Interest Purchase Documents.  Additionally, upon the occurrence of any Event of Default, KP-RAHR may remove the member(s) of the Board of Directors of APCLARK appointed by BSPI until such time that said default has been cured to the satisfaction of KP-RAHR.

6.             Release of Pledged Assets.  Upon full and final payment of the Secured Obligations, KP-RAHR shall promptly release and deliver the Pledged Assets to BSPI to the extent same has not been sold or otherwise disposed of pursuant to this Pledge Agreement.

7.             Notice.  All notices, demands, requests, and other communications required or permitted hereunder shall be in writing, and shall be: (i) personally delivered with a written receipt of delivery; (ii) sent by a nationally recognized overnight delivery service requiring a written acknowledgement of receipt or providing a certification of delivery or attempted delivery; (iii) sent by certified or registered mail, return receipt requested; or (iv), sent by confirmed facsimile transmission with an original copy thereof transmitted to the recipient by one of the means described in (i)-(iii) above no later than three (3) business days thereafter.  All notices shall be deemed effective when actually delivered as documented in a delivery receipt; provided, however, that if the notice was sent by overnight courier or mail as aforesaid and is affirmatively refused or cannot be delivered during customary business hours by reason of the absence of a signatory to acknowledge receipt, or by reason of a change of address with respect to which the addressor did not have either knowledge or written notice delivered in accordance with this paragraph, then the first attempted delivery shall be deemed to constitute delivery.  Each party shall be entitled to change its address for notices from time to time by delivering to the other party notice thereof in the manner herein provided for the delivery of notices.  All notices shall be sent to the addressee at its address set forth following its name below:

To KP-RAHR:

KP-Rahr Venture III, LLC
940 Gemini Street, Suite 200
Houston, Texas 77058
ATTN:	Michael Keener
TELE:	281-218-6245
FAX:

with a copy to:

The Strong Firm P.C.
10003 Woodloch Forest Drive, Suite 210
The Woodlands, Texas 77380
ATTN:	Bret L. Strong
TELE:	281-367-1222
FAX:	281-210-1361

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To BSPI:

Blacksands Petroleum, Inc.
800 Bering, Suite 250
Houston, Texas 77057
ATTN:	Chief Executive Officer
TELE:	(713) 554-4490
FAX:	(713) 583-1617

with a copy to:

Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
ATTN:	Marc J. Ross, Esq.
TELE:	(212) 930-9700
FAX:	(212) 930-9725

8.             Binding Effect.  This Pledge Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

9.             Amendment and Assignment.  No amendment, modification, or alteration of the terms of this Pledge Agreement shall be binding unless it is in writing and duly executed by the parties hereto.  Furthermore, it is agreed and understood that in the event that KP-RAHR shall foreclose upon the Pledged Assets, KP-RAHR shall have the right to assign all or any portion of those rights to an entity which is controlled by, under the control of, or in common control with KP-RAHR.

10.           Waiver.  No waiver by KP-RAHR of any failure by BSPI to satisfy any condition or stipulation contained herein shall be binding unless it is in writing and duly executed by KP-RAHR.  The waiver by KP-RAHR of any breach of any term, covenant, or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant, or condition herein contained, or affect in any way any rights arising by virtue of any prior or subsequent breach.

11.           Headings.  All article or section titles or captions in this Pledge Agreement are for convenience only, shall not be deemed part of this Pledge Agreement, and in no way shall define, limit, extend, or describe the scope or intent of any provisions hereof.

12.           Construction.  If any ambiguity or question of intent or interpretation arises as to this Pledge Agreement, this Pledge Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any of the provisions of this Pledge Agreement.

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13.           Severability.  If a provision of this Pledge Agreement is held to be illegal, invalid, or unenforceable under present or future laws, such provision shall be considered as having been severed from this Pledge Agreement, this Pledge Agreement shall be construed and enforced as if such provision never comprised a part hereof, and the remaining provisions of this Pledge Agreement shall continue in full force and effect.

14.           Third Party Beneficiaries.  This Pledge Agreement shall not confer any rights or remedies upon any person or entity other than KP-RAHR and BSPI and their respective successors and permitted assigns.

15.           Governing Law.  This Pledge Agreement, the other Membership Interest Purchase Documents, and the legal relations between the parties thereto shall be governed by and construed and enforced in accordance with the laws of the State of Texas without reference to the conflict of law provisions thereof.

16.           Entire Agreement.  This Pledge Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, and statements, written or oral, with respect thereto (not including the Membership Interest Purchase Documents).

17.           Counterparts.  This Pledge Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.  Facsimile signatures shall be given the same effect as original signatures.

[SIGNATURE PAGES TO FOLLOW]

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[KP-RAHR SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Pledge Agreement in multiple originals effective as of the day and year first above written.

KP-RAHR VENTURE III, LLC: By: /s/ Michael R. Keener Name: Michael R. Keener Title: Manager

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[BSPI SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Pledge Agreement in multiple originals effective as of the day and year first above written.

BLACKSANDS PETROLEUM, INC.: By: /s/ David Demarco Name: David Demarco Title: President

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